SELIGMAN


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                                          THE SELIGMAN
                                          SIMPLE IRA
                                          PLAN SET-UP
                                          KIT FOR EMPLOYERS
                                          -----------------
                                          o    Adoption Agreement
                                          o    Employer Profile
                                          o    Employer Contribution
                                               Worksheet
                                          o    Participation Notice &
                                               Summary Description
                                          o    Basic Plan Document

                                          [LOGO]

                            SELIGMAN SIMPLE IRA PLAN
                           Establishing a Plan is Easy

1. Read through this booklet before signing any forms. You may want to consult your tax and/or legal advisor prior to establishing your plan.

2.   Complete and sign the Seligman SIMPLE IRA Plan Adoption Agreement on page
     3. You will need to set your plan parameters for employee participation.

3. Complete and sign the Employer Profile on page 4. You will need to determine how you will make Employer Contributions. We have provided a useful worksheet on page 5 to help you.

4. Send a copy of the SIMPLE IRA Plan Adoption Agreement and the Employer Profile, in the pre-paid envelope provided, to: Retirement Services c/o Seligman Data Corp. 100 Park Avenue New York, NY 10017

5. Distribute a photocopy of the completed Participation Notice & Summary Description (pages 7 and 8) to each employee. New plans may be established any time during a year up to October 1. You must distribute this notice up to 60 days before the effective date, but no later than your plan's effective date.

     Subsequent enrollment periods will begin November 2 and end December 31 of each year. Your employees must receive a new Participation Notice & Summary Description at a reasonable time before each annual enrollment period. Seligman will assist you with these legal notice requirements.
                                                                 ---------------
                                                                 Seligman Offers
                                                                  a SIMPLE IRA
                                                                 Program at No
                                                                   Cost for Both
                                                                   You and Your
                                                                     Employees
                                                                 ---------------
Upon receipt of your plan information, Seligman will provide you with the procedures for depositing contributions. Your Financial Advisor will provide you with enrollment material and forms to allow employees to make investments in the Seligman Group of Funds.


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TABLE OF CONTENTS
Key Benefits and Provisions                                                    1
Adoption Agreement Instructions                                                2
Adoption Agreement                                                             3
Employer Profile                                                               4
Employer Contribution Worksheet                                                5
Comparing Employer Contribution Options                                        6
Participation Notice & Summary Description                                     7
Basic Plan Document                                                            9
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Questions? Call Seligman Retirement Services at (800) 445-1777

                            SELIGMAN SIMPLE IRA PLAN
                           Key Benefits and Provisions


WHAT IS A SIMPLE IRA PLAN?

A Savings Incentive Match Plan for Employees (SIMPLE) allows you to provide an important retirement benefit to yourself and your employees. Employee salary reduction contributions and employer contributions under a SIMPLE IRA Plan are deposited into your employees' individual SIMPLE IRAs, which are similar to regular IRAs.

WHAT ARE THE BENEFITS OF A SIMPLE IRA PLAN?

o Tax Advantages: SIMPLE IRA contributions made to your own and your employees' SIMPLE IRAs are tax deductible to your business. Because all contributions are deposited into SIMPLE IRAs, all earnings are tax-sheltered, meaning they are not taxed until withdrawn.

o Employee Retention: Similar to other employer-sponsored retirement plans, a SIMPLE IRA Plan serves as part of your employee benefits package to help attract and retain quality employees.

o Flexible Eligibility Requirements: You must cover all employees who have earned at least $5,000 during any two preceding years and are expected to earn that amount during the current year. However, you may exclude non-resident aliens and certain union members.

o Flexible Contributions: Each employee, including yourself, specifies the percentage of pay to withhold and contribute to his or her account each year. Contributing Participants may defer up to $6,000 annually (assuming they earn at least $6,000). In addition, an employer must make either matching contributions, generally dollar-for-dollar up to 3% of each contributing participant's compensation, or nonelective contributions, equal to 2% of each eligible participant's compensation.* The match may be reduced under certain conditions. Mandatory employer contributions, including those you make to yourself, safeguard you from the complex, and sometimes costly, testing generally required of qualified plans. You have until the due date for filing your business tax return (plus extensions) to make employer contributions.

o Employee-Directed Accounts: Employees are responsible for all investment decisions within their SIMPLE IRAs, thereby helping to limit employer fiduciary liability.

o Distributions: When taking a distribution from a SIMPLE IRA, normal IRA rules generally apply. Distributions must begin by April 1 of the year following the year the SIMPLE IRA holder reaches age 70 1/2. Distributions prior to age 59 1/2 are generally subject to early distribution penalties. Please consult your tax advisor for specifics.

o Low Maintenance: Unlike qualified plans and Keoghs, there is minimal reporting, no discrimination testing, and no third-party recordkeeping required in a SIMPLE IRA Plan.

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IS YOUR COMPANY ELIGIBLE FOR A SIMPLE IRA PLAN?

Please consider the following to determine if your business is eligible to establish a SIMPLE IRA Plan. You may wish to consult your tax and/or legal advisor in selecting the plan features that best suit your business needs.

     o    You must own or control a business in order to establish a SIMPLE IRA
          Plan.

     o A SIMPLE IRA Plan is for businesses with 100 or fewer employees who received at least $5,000 in compensation in the previous calendar year.

     o Your business may not have maintained another qualified plan at any time during the current year, where contributions were made or benefits accrued.

     o If your business is a member of a controlled group, affiliated service group, or uses the services of leased employees, please contact your tax advisor. You may have to include leased employees and/or employees of your other businesses in the SIMPLE IRA Plan.
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*    For purposes of the 2% nonelective contribution, compensation is capped at
     $160,000 for tax year 1997.

                            SELIGMAN SIMPLE IRA PLAN
                         Adoption Agreement Instructions

Seligman Retirement Services is available to help you fill out the Adoption Agreement. These instructions are designed to serve as a general guide and are not intended to substitute for qualified legal or tax advice.

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     SECTION I. EMPLOYER INFORMATION
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Fill in the requested information.

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     SECTION 2. EFFECTIVE DATE
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Your SIMPLE IRA Plan is either a new plan (an initial  adoption) or an amendment and restatement of an existing SIMPLE Plan.

If this is a new Plan, check Option A and fill in your effective date. The effective date is usually the first day of the Plan Year in which this Adoption Agreement is signed. For example, if this Adoption Agreement is signed on September 24, 1997, the effective date would be January 1, 1997.

If you are adopting this Plan to amend and replace an existing SIMPLE IRA Plan, check Option B. The existing plan to be replaced is called a "prior plan." You will need to know the effective date of the prior plan. The best way to determine its effective date is to refer to the prior plan Adoption Agreement. The effective date of this amendment and restatement must be the first day of the Plan Year in which the Adoption Agreement is signed.

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     SECTION 3. ELIGIBILITY REQUIREMENTS (Complete even if you do not have employees)
--------------------------------------------------------------------------------

Within limits, you as the Employer can specify the compensation your employees must earn from you over a period of years before they are eligible to participate in this Plan. Note that the eligibility requirements that you set up for the Plan also apply to you.

Part A. Service/Compensation Requirement

Fill in the participation requirements, including the minimum annual compensation required for participation. In addition, provide the number of preceding years needed to satisfy the minimum compensation requirement.

Part B. Exclusion of Certain Classes of Employees

All employees will be eligible to become participants unless indicated otherwise in the Adoption Agreement. To exclude employees, select the class(es) of employees you wish to exclude from participating in this Plan. The following describes the employees that may be excluded:

     1. Employees covered by the terms of a collective bargaining agreement (e.g., a union agreement) where retirement benefits were bargained for.

     2.   Employees who are non-resident aliens without any US income.

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     SECTION 4. ELECTIVE DEFERRALS (Salary Reductions)
--------------------------------------------------------------------------------

Contributing Participants may specify a percentage of compensation they wish to contribute to this Plan. There are no blanks to be completed in Section 4. Seligman will provide a Salary Reduction Agreement (elective deferral agreement) to all eligible employees during the enrollment period.

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     SECTION 5. EMPLOYER CONTRIBUTIONS
--------------------------------------------------------------------------------

Each year, you are required to make Matching or Nonelective Contributions to the SIMPLE IRAs of Participants, in accordance with the Basic Plan Document. Fill in the amount of annual compensation required for Participants to be eligible to receive Nonelective Contributions, should they be made (even if you will be making a matching contribution this year). This amount will be effective should you choose the Nonelective Contribution option in future years.

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     SECTION 6. EMPLOYER SIGNATURE
--------------------------------------------------------------------------------

An authorized representative of the Employer must sign and date this Adoption Agreement.

2             (C)1997 Universal Pensions, Inc., Brainerd, MN 56401

                            SELIGMAN SIMPLE IRA PLAN
                               Adoption Agreement

Return a copy of this completed form to Retirement Services c/o Seligman Data Corp. and file the original.

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     SECTION I. EMPLOYER INFORMATION
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Name of Employer _______________________________________________________________

Address ________________________________________________________________________

City ______________________________  State _____________________ Zip ___________

Telephone ______________________ Income Tax Year End ___________________________

Employer's Federal Tax ID Number _______________________________________________

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     SECTION 2. EFFECTIVE DATE
--------------------------------------------------------------------------------
Check and complete Option A or B.

Option A [ ]   This is the initial adoption of a SIMPLE IRA plan by the
               Employer. The effective date of this Plan is ____________________
               Note: The effective date is usually the first day of the year in which this Adoption Agreement is signed.

Option B [ ]   This is an amendment and restatement of an existing SIMPLE IRA
               Plan (a Prior Plan). The Prior Plan was initially effective on ____________________________________________________
               The effective date of this amendment and restatement is January 1,________

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     SECTION 3. ELIGIBILITY REQUIREMENTS (Complete even if you do not have employees)
--------------------------------------------------------------------------------
Complete Parts A and B.

Part A. Service Requirement: For any year, an Employee will be eligible to become a Participant in the Plan provided the Employee has received at least $_______________ (enter a dollar amount no greater than $5,000) in Compensation from the Employer during any _______________(enter 0, 1 or 2) preceding Years and is reasonably expected to receive at least such amount in Compensation during the Year.

Part B. Exclusion of Certain Classes of Employees: All Employees will be eligible to become Participants in the Plan except (check any that apply):

          [ ] Collective bargaining unit Employees as described in Section 3.02(A) of the Plan.

          [ ]  Non-resident aliens as described in Section 3.02(B) of the Plan.

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     SECTION 4. ELECTIVE DEFERRALS (Salary Reductions)
--------------------------------------------------------------------------------

A Contributing Participant may elect, under an elective deferral agreement, to have his or her compensation reduced by a percentage. The amount of such reduction shall be contributed by the Employer under the Plan to a SIMPLE IRA on behalf of the Contributing Participant. For any Year, a Contributing Participant's Elective Deferrals shall not exceed $6,000 (indexed for cost-of-living increases in accordance with Section 408(p)(2)(E) of the Code).

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     SECTION 5. EMPLOYER CONTRIBUTIONS
--------------------------------------------------------------------------------

Each Year, the Employer shall make the Matching Contributions or Nonelective Contributions to the SIMPLE IRAs of Participants in accordance with the rules described in Section 4.02 of the Plan.

For any year the Employer makes Nonelective Contributions, such contributions will be made on behalf of each Participant who has at least $______________ (enter a dollar amount no less than the amount entered in Section 3, Part A above and no greater than $5,000) of Compensation for such year.

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     SECTION 6. EMPLOYER SIGNATURE
--------------------------------------------------------------------------------

Signature of Employer _________________________________  Date Signed ___________

Print Name ____________________________________________

Note to Employer: Before signing this Adoption Agreement you should obtain the advice of a qualified attorney and/or tax advisor regarding the legal and tax implications of adopting this Plan.

Name of Prototype Sponsor      Seligman Common Stock Fund, Inc.
Address                        100 Park Avenue, New York, NY  10017
Phone                          (800) 445-1777


              (C)1997 Universal Pensions, Inc., Brainerd, MN 56401             3

                            SELIGMAN SIMPLE IRA PLAN
                                Employer Profile

Return a copy of this completed form to Retirement Services c/o Seligman Data Corp. and file the original.

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     EMPLOYER INFORMATION
--------------------------------------------------------------------------------

Company Name ________________________  Type of Business:[ ] Sole Proprietorship

Contact Person _____________________    [ ] Partnership [ ] Corp.  [ ] S Corp.

Name of Your Financial Advisor _______________ Broker/Dealer Firm ______________ (required)

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     EMPLOYEE INFORMATION
--------------------------------------------------------------------------------

o    Number of employees in your company, including yourself __________________

o Based on your selected eligibility requirements, number of employees eligible to participate __________________________________________________

o Number of eligible employees that you estimate will actually make salary deferrals (reductions) into the Plan ______________________________________

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     CONTRIBUTIONS
--------------------------------------------------------------------------------

o Please indicate how you will be making employer contributions for the current plan year. You may use the worksheet on the facing page to calculate the costs of each type of employer contribution. Choose only one of the following:

     [ ] The Employer will match dollar-for-dollar up to 3% of each Contributing Participant's compensation, not to exceed $6,000.

     [ ] The Employer will match dollar-for-dollar up to ______ (insert a percentage between 1% and 3%) of each Contributing Participant's compensation, not to exceed $6,000. (This option may be chosen for no more than two years in a five-year period).

     [ ] The Employer will make a nonelective contribution of 2% of compensation for each Eligible Participant, as defined in Section 5 of the Adoption Agreement, even if the Eligible Participant chooses not to make Salary Reductions to the Plan. Compensation is capped at $160,000 for 1997 and will be indexed for inflation in future years.

o    Payroll frequency: [ ] Weekly  [ ] Bi-Weekly [ ] Semi-Monthly  [ ] Monthly


o Employee Salary Reductions must be deposited as soon as possible but no later than the 30th day following the last day of the month in which deferrals are withheld from employees' compensation. Employer contributions must be made by your company's tax filing deadline, including extensions, for the taxable year for which the contributions are made.

     o    How often will you send Employee Salary Reductions to Seligman?
                   [ ] Bi-Weekly [ ] Semi-Monthly [ ] Monthly

     o    How often will you send employer contributions to Seligman?
        [ ] Bi-Weekly [ ] Semi-Monthly [ ] Monthly [ ] Annually [ ] Other_______

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     EMPLOYEE NOTICE REQUIREMENT
--------------------------------------------------------------------------------


o Date you provided or will provide initial Participation Notice & Summary Description __________________________________

o    Note: Each year before the 60-day election period (November 2 - December
     31), you must provide a written notice to your employees containing the following SIMPLE Plan information:

     o    Your name and address;
     o    The requirements for eligibility for participation;
     o    The benefits provided with respect to the arrangement;
     o The time and method of making elections with respect to the arrangement and;
     o    The effects of withdrawal.

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     AUTHORIZED SIGNATURE
--------------------------------------------------------------------------------

I certify that the above information is correct. I understand that my choice for employer contributions will carry forth for the Plan Year, as indicated on the Adoption Agreement. I understand that I may modify my employer contribution choice next year with proper notification to employees. I further certify that I will provide employees the annual Participation Notice & Summary Description, containing the information listed above, on a timely basis.


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Signature of Employer              Print Name                            Date

                            SELIGMAN SIMPLE IRA PLAN
                         Employer Contribution Worksheet

SIMPLE IRA plans require an employer to make either dollar-for-dollar matching contributions or nonelective contributions to employees. You are permitted to change your employer contribution option annually, provided all eligible employees are notified of the change in a reasonable time before the start of each annual enrollment period (November 2 - December 31).

The following worksheet will help you estimate and compare the costs of employer contributions under the three available scenarios. You will have to select one option to get started and indicate your choice on the Employer Profile.

This worksheet is intended to assist you in understanding the impact of the alternative employer contribution options available under the SIMPLE. Actual required contributions will vary depending on participation rates, employee salary reduction percentages, and the addition or termination of employees. This worksheet is not intended as a substitute for advice from your tax advisor.

--------------------------------------------------------------------------------------------------------------------------
                                                                                              EXAMPLE        YOUR COMPANY
--------------------------------------------------------------------------------------------------------------------------
   A.  Number of eligible employees, including yourself                                         15          A. __________

   B.  Number of eligible employees you expect will contribute to the Plan                      12          B. __________

   C.  Average annual salary of eligible employees, including yourself*                       $32,000       C.$__________

   D.  Average annual salary of eligible employees you expect will contribute to the Plan     $34,000       D.$__________

--------------------------------------------------------------------------------------------------------------------------
     SCENARIO ONE: 3% Matching Contribution for contributing employees
--------------------------------------------------------------------------------------------------------------------------

   E.  Average employer matching contribution per employee (multiply Line D by 3%)**          $1,020        E.$__________

   F.  Estimated cost to employer for 3% match (multiply Line E by Line B)                   $12,240        F.$__________
       (assumes each employee defers the maximum of 3%)

--------------------------------------------------------------------------------------------------------------------------
     SCENARIO TWO: 1% Reduced Match (available for only two years in any five-year period) for contributing employees
--------------------------------------------------------------------------------------------------------------------------
   G.  Average employer matching contribution per employee (multiply Line D by 1%)             $ 340        G.$__________

   H.  Estimated cost to employer for reduced match (multiply Line G by Line B)               $4,080        H.$__________

--------------------------------------------------------------------------------------------------------------------------
     SCENARIO THREE: 2% Nonelective Contribution for all eligible employees
--------------------------------------------------------------------------------------------------------------------------
   I.  Average nonelective contribution per eligible employee (multiply Line C by 2%)          $ 640        I.$__________

   J.  Estimated cost to employer for 2% nonelective contribution (multiply Line I by Line A) $9,600        J.$__________

* For the purposes of determining the 2% nonelective contribution for eligible employees, the compensation cap is $160,000 for 1997. No compensation cap is imposed for matching contributions.

**   Employer matching contributions may not exceed $6,000.

                            SELIGMAN SIMPLE IRA PLAN

                     Comparing Employer Contribution Options

To help you understand which employer contribution is best for your company, you should review your objectives and consider your employee demographics which will have an effect on your contribution choice.

Are you concerned with:

     o    maximizing your own contributions?
          Between your salary reductions and a matching contribution, you may be able to contribute up to $12,000 per year toward retirement. A match would allow you to put away more than the 2% nonelective contribution, which is capped at $160,000 of compensation.

     o    maximizing participation rates?
          The 3% match offers employees the greatest incentive to join the Plan.

     o    maximizing the benefits you provide to all employees?
          The 2% nonelective contribution covers all employees, even those who choose not to participate.

     o    high turnover?
          The 3% match rewards only those who participate in the Plan, and can be lowered to as little as 1% in any two of five years. Those who participate in the Plan perceive it as a benefit and may be less likely to leave your company.

     o    costs?
          If you have high participation rates, either the 2% nonelective or the 3% match (reduced in two of five years to 1%) will work.
          If you have low participation rates, the 3% match is your best option since you only contribute to those employees who participate.
          If you have a large number of very highly compensated employees, consider selecting the 2% nonelective option, because the contribution to the employee is limited to $3,200 due to the $160,000 compensation cap in 1997. The matching contribution could be as high as $6,000.

The following table illustrates some differences between each employer contribution option. It is intended to provide examples of cost estimates under different scenarios.


------------------------------------------------------------------------------------------------------------------------------------
                                                    Option 1                                       Option 2
                                                    3% Match                              2% nonelective contribution
------------------------------------------------------------------------------------------------------------------------------------

 A. Employee contributes 6% of           Employer matches 3% of $35,000, or $1,050.     Employer contributes 2% of $35,000, or $700.
     his $35,000 salary to the Plan.     If match is reduced to 1% in any two of five
                                         years, employer matches $350.
------------------------------------------------------------------------------------------------------------------------------------

 B. Employee contributes 2% of           Employer matches only 2% of $35,000, or $700.  Employer contributes 2% of $35,000, or $700.
     his $35,000 salary to the Plan.     If match is reduced to 1% in any two of five
                                         years, employer matches $350.
------------------------------------------------------------------------------------------------------------------------------------

 C. Employee contributes $6,000          Employer matches only 3% of $15,000, or $450.  Employer contributes 2% of $15,000, or $300.
    of his $15,000 salary to the Plan.   If match is reduced to 1% in any two of five
                                         years, employer matches $150.
------------------------------------------------------------------------------------------------------------------------------------

 D. Employee contributes $6,000          Employer matches 3% of $225,000 with a         Employer contributes 2% of compensation
    of his $225,000 salary to the Plan.  match cap of $6,000.  Employer matches         capped at $160,000 for 1997, or $3,200.
                                         $6,000. If match is reduced to 1% in
                                         any two of five years, employer matches
                                         $2,250.
------------------------------------------------------------------------------------------------------------------------------------

 E. Employee contributes $0 of his       Employer matches nothing.                      Employer contributes 2% of $35,000, or $700.
   $35,000 salary to the Plan.

------------------------------------------------------------------------------------------------------------------------------------

                            SELIGMAN SIMPLE IRA PLAN

                   Participation Notice & Summary Description

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     SECTION A. GENERAL INFORMATION
--------------------------------------------------------------------------------

IMPORTANT: Carefully read and consider the information on both sides of this notice before you decide whether to start, continue or change your Salary Reduction Agreement.


Employer and Plan Information __________________________________________________

Employer Name __________________________________________________________________

Address ________________________________________________________________________

City _______________________________ State _____________________ Zip ___________


--------------------------------------------------------------------------------
     SECTION B. ELIGIBILITY REQUIREMENTS
--------------------------------------------------------------------------------

Opportunity to Participate
This form is intended, in part, to notify you of your right during the Enrollment Period, to choose to make Elective Deferrals (Salary Reductions) under the Savings Incentive Match Plan for Employees (SIMPLE IRA Plan) established by your Employer. The Enrollment Period is generally the 60-day period before the beginning of each year and the 60-day period before the first day you become eligible to participate. This notice includes a Summary Description of your Employer's SIMPLE IRA Plan.

Compensation and Service
You are required to earn at least $_______________ (may not exceed $5,000) during any _____________ (may not exceed 2) preceding years to be eligible to participate in the Plan, and you must reasonably be expected to earn such amount during the current year unless otherwise specified below.


Eligible Employees

You will be eligible to participate in this Plan unless you are:

     o    covered by a collective bargaining agreement.
     o    a non-resident alien with no earned income from your Employer.

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     SECTION C. PLAN CONTRIBUTIONS
--------------------------------------------------------------------------------

Elective Deferrals (Salary Reductions)

By completing a Salary Reduction Agreement, you agree to make Elective Deferrals to this Plan. Your compensation will be reduced each pay period by an amount equal to the percentage of your compensation you specify on the Salary Reduction Agreement. In no event, however, may your Elective Deferrals exceed $6,000 during any calendar year.

You may change the amount of your Elective Deferrals by completing and signing a revised Salary Reduction Agreement during the Enrollment Period or any other period specified below.

You may discontinue making Elective Deferrals at any time during the year by completing and signing a revised Salary Reduction Agreement. You are allowed to begin making Elective Deferrals the first day of the year following the year you cease deferring unless specified otherwise below.

--------------------------------------------------------------------------------

Financial Institution

The Seligman Group of Funds will provide you with necessary applications for you to establish a Seligman SIMPLE IRA. Should you have any questions, please call Seligman Retirement Services at (800) 445-1777. Your Employer will not be making contributions to a Designated Financial Institution. You must select the financial organization that will serve as trustee, custodian or issuer of your SIMPLEIRA, and notify your Employer by providing a completed Salary Reduction Agreement.



              (C)1997 Universal Pensions, Inc., Brainerd, MN 56401             7

Employer Contributions

For calendar year ______________, your Employer will make the following contribution:

[ ] OPTION 1:  Matching contributions equal to 100% of your Elective Deferrals
               (Salary Reductions) which do not exceed 3% of your compensation.

[ ] OPTION 2:  Matching contributions in an amount equal to your Elective
               Deferrals which do not exceed ______% (must not be less than 1%).

[ ] OPTION 3:  Nonelective contributions equal to 2% of compensation on behalf of each Participant who earns at least $5,000 during the year unless a different dollar amount is specified below.

               You are required to earn at least $___________ (may not exceed $5,000) during the year to be eligible to receive nonelective contributions.

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     SECTION D. DISTRIBUTIONS
--------------------------------------------------------------------------------

The following is a summary of the rules applicable to distributions from SIMPLE IRAs. You are advised to refer to your SIMPLE IRA documents and/or seek the assistance of a qualified tax advisor if you have additional questions.

Procedures

SIMPLE IRA assets are fully vested and may be withdrawn at any time subject to taxes and penalties as explained below. The custodian of your SIMPLE IRA, and not your Employer, is responsible for making distributions to you upon your request.

Federal Income Tax

Distributions from SIMPLE IRAs are taxed as ordinary income in the Year in which you receive them. In addition, federal income tax withholding will be applied to your distribution at a rate of 10% unless you specify a higher rate or waive your right to withholding.

Penalties

Early Distribution Penalty -- A 25% early withdrawal penalty applies to SIMPLE IRA distributions taken within two years of your initial participation in the Plan, unless you are age 59 1/2 or older, or can claim an exemption from the early distribution penalty described in Internal Revenue Code (IRC) Sec. 72(t)(6). If you are under age 59 1/2, have satisfied the two-year requirement, and receive a distribution, you will be subject to a 10% early distribution penalty.

Excess Distribution Penalty -- You will be taxed an additional 15% on any amount received and included in income during a calendar year from IRAs, SIMPLE IRAs, and other retirement plans which exceed $160,000 (indexed for the cost of living). The excess distribution penalty, however, does not apply for tax years 1997, 1998 or 1999. Certain other exceptions may apply.

Rollovers

SIMPLE IRA distributions may be rolled over to other SIMPLE IRAs. Rollovers from regular IRAs are not permitted. If a SIMPLE IRA distribution is properly rolled over, your rollover amount will be excluded when determining the amount of your federal income tax, early distribution penalty, or excess distribution. You may roll over SIMPLE IRA distributions to regular IRAs. However, you must generally wait two years from the date you become a participant before doing so.


Required Minimum Distributions

You are generally required to begin taking minimum distributions from your SIMPLE IRA upon attainment of age 70 1/2 in accordance with IRS regulations.


8             (C)1997 Universal Pensions, Inc., Brainerd, MN 56401

                            SELIGMAN SIMPLE IRA PLAN

                  (SAVINGS INCENTIVE MATCH PLAN FOR EMPLOYEES)

                               Basic Plan Document

--------------------------------------------------------------------------------
     SECTION 1 ESTABLISHMENT AND PURPOSE OF PLAN
--------------------------------------------------------------------------------

1.01 PURPOSE The purpose of this Plan is to provide, in accordance with its provisions, a SIMPLE IRA plan providing benefits upon retirement for the individuals who are eligible to participate hereunder.

1.02 INTENT TO QUALIFY It is the intent of the Employer that this Plan shall be for the exclusive benefit of its Employees and shall qualify for approval under
Section 408(p) of the Internal Revenue Code, as amended from time to time (or corresponding provisions of any subsequent Federal law at that time in effect) as a SIMPLE IRA plan. This document is intended to conform with the applicable rules and procedures of the Internal Revenue Service that apply to prototype SIMPLE IRA plans. It is further intended that it comply, to the extent applicable, with the provisions of the Employee Retirement Income Security Act of 1974 (ERISA) as amended from time to time. In case of any ambiguity, it shall be interpreted to accomplish the foregoing intentions.

1.03 EXCLUSIVE PLAN REQUIREMENT An Employer cannot maintain this Plan for any Year if the Employer (or a predecessor employer) maintained a qualified plan with respect to which contributions were made, or benefits were accrued, for service in any Year in the period beginning with the Year this Plan became effective and ending with the Year for which the determination is being made. For purposes of this Section 1.03, the term "qualified plan" means a plan, contract, pension or trust described in subparagraph (A) or (B) of Section 219(g)(5) of the Code.

1.04 USE WITH SIMPLE IRA This prototype SIMPLE IRA Plan must be used with a SIMPLE IRA.

1.05 FOR MORE INFORMATION To obtain more information concerning the rules governing this Plan, contact the Prototype Sponsor listed in Section 6 of the Adoption Agreement.

--------------------------------------------------------------------------------
     SECTION 2 DEFINITIONS
--------------------------------------------------------------------------------

2.01 ADOPTION AGREEMENT Means the document executed by the Employer through which it adopts the Plan and thereby agrees to be bound by all terms and conditions of the Plan.

2.02 CODE Means the Internal Revenue Code of 1986 as amended.

2.03 COMPENSATION Shall mean all of a Participant's wages and certain elective deferrals as described in paragraphs (3) and (8) of Section 6051(a) of the Code.

For any Self Employed Individual covered under the Plan, Compensation will mean Earned Income.

Compensation shall include only that Compensation which is actually paid to the Participant during the Year.

For purposes of the 2% Nonelective Contribution described in Section 4.02(C), the annual Compensation of each Employee taken into account under the Plan shall not exceed $160,000, as adjusted by the Internal Revenue Service for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Code. The cost of living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year.

2.04 CONTRIBUTING PARTICIPANT Means a person who has met the participation requirements and who has enrolled as a Contributing Participant pursuant to
Section 3.04 and on whose behalf the Employer is contributing Elective
Deferrals.

2.05 EARNED INCOME Means the net earnings from self- employment in the trade or business with respect to which the Plan is established, determined under Section 1402(a) of the Code prior to subtracting any contributions made pursuant to this Plan on behalf of the individual.

2.06 EFFECTIVE DATE Means the date the Plan becomes effective as indicated in the Adoption Agreement.

2.07 ELECTION PERIOD Means the period during which a Participant may enroll as a Contributing Participant. The Election Period shall be the 60-day period immediately before the beginning of any Year. However for the year in which a Participant becomes eligible to participate, the period in which a Participant may enroll as a Contributing Participant is a 60-day period that includes either the date the Participant becomes eligible to participate or the day before that date or any other period as may be allowed under rules or procedures promulgated by the Internal Revenue Service.

2.08 ELECTIVE DEFERRAL AGREEMENT Means an agreement, on a form provided by the Employer, pursuant to which a Contributing Participant may elect to have his or her Compensation reduced and paid as an Elective Deferral to his or her SIMPLE IRA by the Employer. No Elective Deferral Agreement may apply to Compensation that a Contributing Participant received, or had a right to immediately receive, before execution of the Elective Deferral Agreement.

2.09 ELECTIVE DEFERRALS Mean contributions made by the Employer to the Plan on behalf of a Contributing Participant pursuant to Section 4.01.

2.10 EMPLOYEE Means any person who is employed by the Employer as a common law employee and if the Employer is a sole proprietorship or partnership, any Self Employed Individual who performs services with respect to the trade or business of the Employer. Further, any employee of any other employer required to be aggregated under Section 414(b), (c), (m), or (o) of the Code and any leased employee required to be treated as an employee of the Employer under Section 414(n) of the Code shall also be considered an Employee.

2.11 EMPLOYER Means any corporation, partnership or sole proprietorship named in the Adoption Agreement and any successor


              (C)1997 Universal Pensions, Inc., Brainerd, MN 56401             9
who by merger, consolidation, purchase or otherwise assumes the obligations of the Plan, provided such entity meets the eligibility requirement described in this Section 2.11. A partnership is considered to be the Employer of each of the partners and a sole proprietorship is considered to be the Employer of the sole proprietor.

An Employer meets the eligibility requirement and therefore will be eligible to maintain this Plan with respect to any Year only if the Employer had no more than 100 Employees who received at least $5,000 of Compensation from the Employer for the preceding Year.

An eligible Employer who establishes and maintains a SIMPLE IRA plan for one or more Years and who fails to be an eligible Employer for any subsequent Year shall be treated as an eligible Employer for the two Years following the last Year the Employer was an eligible Employer. If such failure is due to any acquisition, disposition, or similar transaction involving an eligible Employer, the preceding sentence shall apply only in accordance with rules similar to the rules of Section 410(b)(6)(C)(i) of the Code.

2.12 EMPLOYER CONTRIBUTION Means the amount contributed by the Employer to this Plan.

2.13 MATCHING CONTRIBUTION Means an Employer Contribution made pursuant to this Plan on behalf of a Contributing Participant on account of an Elective Deferral made by such Contributing Participant, as described in Section 4.02(B).

2.14 NONELECTIVE CONTRIBUTION Means an Employer Contribution made pursuant to this Plan as described in Section 4.02(C).

2.15 PARTICIPANT Means any Employee who has met the eligibility requirements of
Section 3.01 and who may enroll as a Contributing Participant and who is or may become eligible to receive an Employer Contribution.

2.16 PLAN Means this plan document plus the corresponding Adoption Agreement as completed and signed by the Employer.

2.17 PRIOR PLAN Means a SIMPLE IRA plan which was amended or replaced by adoption of this plan document, as indicated in the Adoption Agreement.

2.18 PROTOTYPE SPONSOR Means the entity specified in the Adoption Agreement which sponsors this prototype Plan.

2.19 SELF EMPLOYED INDIVIDUAL Means an individual who has Earned Income for a Plan Year from the trade or business for which the Plan is established; also, an individual who would have had Earned Income but for the fact that the trade or business had no net profits for the Plan Year.

2.20 SIMPLE IRA Means the Individual Retirement Account or Individual Retirement Annuity, which satisfies the requirements of Section 408(a) or 408(b) of the Code, and, with respect to which, the only contributions allowed are contributions under a SIMPLE IRA plan.

2.21 YEAR Means the calendar year.

--------------------------------------------------------------------------------
     SECTION 3 ELIGIBILITY AND PARTICIPATION
--------------------------------------------------------------------------------

3.01 ELIGIBILITY REQUIREMENTS Except for those Employees excluded pursuant to
Section 3.02, each Employee of the Employer who fulfills the eligibility requirements specified in the Adoption Agreement shall become a Participant. Each Participant must establish a SIMPLE IRA to which Employer Contributions under this Plan will be made.

3.02 EXCLUSION OF CERTAIN EMPLOYEES

     A.   Collective Bargaining Unit Employees

     If the Employer has so indicated in the Adoption Agreement the following Employees will not be eligible to become Participants in the Plan:

     Those employees included in a unit of Employees covered by a collective bargaining agreement between the Employer and Employee representatives, if retirement benefits were the subject of good faith bargaining and if two percent or less of the Employees who are covered pursuant to that agreement are professionals as defined in Section 1.410(b)-9 of the Treasury Regulations. For this purpose, the term "employee representatives" does not include any organization more than half of whose members are Employees who are owners, officers, or executives of the Employer.

     B.   Non-Resident Aliens

     If the Employer has so indicated in the Adoption Agreement the following Employees will not be eligible to become Participants in the Plan:

     Those Employees who are non-resident aliens (within the meaning of Section 7701(b)(1)(B) of the Code) and who received no earned income (within the meaning of Section 911(d)(2) of the Code) from the Employer which constitutes income from sources within the United States (within the meaning of Section 861(a)(3) of the Code).

3.03 ADMITTANCE AS A PARTICIPANT

     A. Notification of Eligibility - The Employer shall notify each Employee who becomes a Participant of his or her status as a Participant in the Plan and of his or her duty to establish a SIMPLE IRA to which Employer Contributions may be made. The Employer must permit each eligible Employee to select the financial institution that will serve as trustee, custodian or issuer of the SIMPLEIRA to which the Employer will make all contributions on behalf of that Employee.

     B. Establishment of a SIMPLE IRA - If a Participant fails to establish a SIMPLE IRA for whatever reason, the Employer may execute any necessary documents to establish a SIMPLE IRA on behalf of the Participant.

3.04 CONTRIBUTING PARTICIPANT

     A.   Requirements to Enroll as a Contributing Participant

     Each Employee who becomes a Participant may enroll as a Contributing Participant. A Participant who desires to enroll as a Contributing Participant must complete, sign and deliver to the Employer an Elective Deferral Agreement during the Election Period. In addition, the Employer in a uniform and nondiscriminatory manner may provide additional opportunities for Participants to enroll as Contributing Participants in accordance with procedures established by the Employer.

     B.   Modification of Elective Deferrals

     A Contributing Participant may modify his or her Elective Deferral Agreement to increase or decrease the amount of his or her Compensation deferred into his or her SIMPLE IRA under the Plan. A Contributing Participant who desires to make such a modification shall complete, sign and file a new Elective Deferral Agreement with


10            (C)1997 Universal Pensions, Inc., Brainerd, MN 56401
     the Employer during the Election Period. In addition, if the Employer in a uniform and nondiscriminatory manner permits, a Contributing Participant may modify his or her Elective Deferral Agreement more frequently in accordance with procedures established by the Employer.

     C.   Withdrawal as a Contributing Participant

     A Participant may withdraw as a Contributing Participant at any time during the Year by revoking his or her authorization to the Employer to make Elective Deferrals on his or her behalf. A Participant who desires to withdraw as a Contributing Participant shall give written notice of withdrawal to the Employer. A Participant shall cease to be a Contributing Participant upon his or her termination of employment, or on account of termination of the Plan.

     D.   Return as Contributing Participant after Withdrawal

     A Participant who has withdrawn as a Contributing Participant may not again become a Contributing Participant until the first day of the first Year following the effective date of his or her withdrawal as Contributing Participant, unless the Employer, in a uniform and nondiscriminatory manner, permits withdrawing Participants to resume their status as Contributing Participants sooner.

3.05 DETERMINATIONS UNDER THIS SECTION The Employer shall determine the eligibility of each Employee to be a Participant. This determination shall be conclusive and binding upon all persons except as otherwise provided herein or by law.

3.06 LIMITATION RESPECTING EMPLOYMENT Neither the fact of the establishment of the Plan nor the fact that a commonlaw employee has become a Participant shall give to that commonlaw employee any right to continued employment; nor shall either fact limit the right of the Employer to discharge or to deal otherwise with a commonlaw employee without regard to the effect such treatment may have upon the Employee's rights under the Plan.

--------------------------------------------------------------------------------
     SECTION 4 CONTRIBUTIONS AND ALLOCATIONS
--------------------------------------------------------------------------------

4.01 ELECTIVE DEFERRALS At the election of a Contributing Participant, the Employer shall contribute Elective Deferrals to the SIMPLE IRA of such Contributing Participant. Elective Deferrals for a Contributing Participant must be deposited to the SIMPLE IRA of such Contributing Participant by the Employer as of the earliest date on which such Elective Deferrals can reasonably be segregated from the Employer's general assets, but in no event later than the close of the 30-day period following the last day of the month with respect to which the contributions are to be made. Thus, for example, amounts that a Contributing Participant elects to defer with respect to the month of March of a Year must be contributed by the Employer to the Contributing Participant's SIMPLE IRA not later than the following April 30th.

4.02 REQUIRED EMPLOYER CONTRIBUTIONS

     A.   Employer Must Make Certain Contributions

     Each Year, the Employer shall make either the Matching Contribution described in Section 4.02(B) or the Nonelective Contribution described in
     Section 4.02(C) to the SIMPLE IRAs of Participants. Such contributions for any Year shall be made not later than the due date for filing the Employer's tax return for such Year (including extensions).

     B.   Matching Contribution

     The Employer may satisfy the requirement set forth in Section 4.02(A) by making a Matching Contribution to the SIMPLE IRA of each Contributing Participant for any Year in an amount equal to so much of the amount of the Contributing Participant's Elective Deferral as does not exceed 3% of the Contributing Participant's Compensation for the Year (the "Matching Contribution percentage"). Instead of the 3% Matching Contribution percentage referred to in the previous sentence, the Employer may elect to apply a lower Matching Contribution percentage (not less than 1%) for any Year for all Contributing Participants if the Employer notifies the Employees eligible to participate in the Plan of such lower Matching Contribution percentage within a reasonable period of time before the Election Period for such Year. The Employer may not elect a lower Matching Contribution percentage for any Year if that election would result in the Matching Contribution percentage being lower than 3% in more than 2 of the Years in the 5-Year period ending with such Year. If any Year in the 5-Year period described in the preceding sentence is a Year prior to the first Year for which this SIMPLE IRA plan (or a Prior Plan) is in effect with respect to the Employer (or any predecessor employer), the Employer shall be treated as if the Matching Contribution percentage was equal to 3% of Compensation for such prior Year.

     C.   Nonelective Contribution

     The Employer may satisfy the requirement set forth in Section 4.02(A) by making a Nonelective Contribution of 2% of Compensation to the SIMPLE IRA of each Participant who has at least $5,000 of Compensation (or such lesser amount of Compensation as may be specified in the Adoption Agreement) from the Employer for the Year provided the Employer notifies the Employees eligible to participate in the Plan that the Employer will be making a Nonelective Contribution within a reasonable period of time before the Election Period for such Year.

4.03 NO OTHER CONTRIBUTIONS The Employer shall make no contributions to the SIMPLE IRAs of Participants other than Elective Deferrals made pursuant to
Section 4.01 and those contributions required under Section 4.02. Nothing herein shall prevent an Employee from rolling over or transferring funds from another SIMPLE IRA to a SIMPLE IRA maintained under this Plan.

4.04 VESTING AND WITHDRAWAL RIGHTS All Employer Contributions made under the Plan on behalf of Employees shall be fully vested and nonforfeitable at all times. Each Employee shall have an unrestricted right to withdraw at any time all or a portion of the Employer Contributions made on his or her behalf. However, withdrawals taken are subject to the taxation and penalty provisions of the Code which are applicable to distributions from SIMPLE IRAs.

4.05 SIMPLIFIED EMPLOYER REPORTS The Employer shall furnish reports, relating to account activity under the Plan, in the time and manner and containing the information prescribed by the Secretary of the Treasury. The Employer shall furnish information to the trustee, custodian or issuer of SIMPLE IRAs of Participants as such trustee, custodian or issuer may reasonably request to enable it to fulfill its reporting and other responsibilities in connection with this SIMPLE IRA plan or the SIMPLE IRAs of Participants.


              (C)1997 Universal Pensions, Inc., Brainerd, MN 56401            11

--------------------------------------------------------------------------------
     SECTION 5 AMENDMENT OR TERMINATION OF PLAN
--------------------------------------------------------------------------------

5.01 AMENDMENT BY EMPLOYER The Employer reserves the right to amend the elections made or not made on the Adoption Agreement by executing a new Adoption Agreement and delivering a copy of the same to the Prototype Sponsor. The Employer shall not have the right to amend any nonelective provision of the Adoption Agreement nor the right to amend provisions of this plan document. If the Employer adopts an amendment to the Adoption Agreement or plan document in violation of the preceding sentence, the Plan will be deemed to be an individually designed plan and may no longer participate in this prototype Plan.

5.02 AMENDMENT BY PROTOTYPE SPONSOR By adopting this Plan, the Employer delegates to the Prototype Sponsor the power to amend or replace the Adoption Agreement of the Plan to conform them to the provisions of any law, regulations or administrative rulings pertaining to SIMPLE IRA plans and to make such other changes to the Plan, which, in the judgment of the Prototype Sponsor, are necessary or appropriate. The Employer shall be deemed to have consented to all such amendments; provided however, that no changes may be made without the consent of the Employer if the effect would be to substantially change the costs or benefits under the Plan. The Prototype Sponsor shall not have the obligation to exercise or not to exercise the power delegated to it nor shall the Prototype Sponsor incur liability of any nature for any act done or failed to be done by the Prototype Sponsor in good faith in the exercise or nonexercise of the power delegated hereunder. The Prototype Sponsor shall notify the Employer should it discontinue sponsorship of the Plan. For purposes of Prototype Sponsor amendments, the mass submitter shall be recognized as the agent of the Prototype Sponsor. The Prototype Sponsor's duties are limited to those expressly assigned to it under the terms of this Plan together with any requirements of prototype sponsors of SIMPLE IRA plans that may be set forth from time to time by the Internal Revenue Service under its rules and procedures. The Prototype Sponsor shall not be responsible for any duties assigned to the Employer.

5.03 LIMITATIONS ON POWER TO AMEND No amendment by either the Employer or the Prototype Sponsor shall reduce or otherwise adversely affect any benefits of a Participant acquired prior to such amendment unless it is required to maintain compliance with any law, regulation or administrative ruling pertaining to SIMPLE IRA plans.

5.04 TERMINATION While the Employer expects to continue the Plan indefinitely, the Employer shall not be under any obligation or liability to continue contributions or to maintain the Plan for any given length of time. The Employer may terminate this Plan at any time by appropriate action of its managing body. This Plan shall terminate on the occurrence of any of the following events:

     A. Delivery to the Prototype Sponsor of a notice of termination executed by the Employer specifying the effective date of the Plan's termination.

     B. Adjudication of the Employer as bankrupt or the liquidation or dissolution of the Employer.

5.05 NOTICE OF AMENDMENT OR TERMINATION Any amendment or termination shall be communicated by the Employer to all appropriate parties as required by law. Amendments made by the Prototype Sponsor shall be furnished to the Employer and communicated by the Employer to all appropriate parties as required by law. Any filings required by the Internal Revenue Service or any other regulatory body relating to the amendment or termination of the Plan shall be made by the Employer.

5.06 CONTINUANCE OF PLAN BY SUCCESSOR EMPLOYER A successor of the Employer may continue the Plan and be substituted in the place of the present Employer. The successor and present Employer (or if deceased, the executor of the estate of a deceased Self-Employed Individual who was the Employer) must execute a written instrument authorizing such substitution and the successor must complete and sign a new Adoption Agreement.

5.07 SENDING OF NOTICES BY U.S. MAIL Any notice required under this Plan may be provided by U.S. mail. If mailed, a notice will be considered effective at the time it is mailed to the last known address of the intended recipient which is on file with the provider of the notice.

5.08 LIMITATION OFLIABILITY The Prototype Sponsor, trustee, custodian or issuer of a SIMPLE IRA shall not be liable for any losses incurred by the SIMPLE IRA by any direction to invest communicated by the Employer, or any Participant or beneficiary. It is specifically understood that the Prototype Sponsor, trustee, custodian or issuer shall have no duty or responsibility with respect to the determination of the adequacy of contributions to the Plan and enforcing the payment of such contributions. In addition, it is specifically understood that the Prototype Sponsor, trustee, custodian or issuer shall have no duty or responsibility with respect to the determination of matters pertaining to the eligibility of any Employee to become a Participant or remain a Participant hereunder, the amount of benefit to which the Participant or beneficiary shall be entitled to receive hereunder or whether a distribution to Participant or beneficiary is appropriate under the terms of the Plan; it being understood that all such responsibilities under the Plan are vested in the Employer.





12            (C)1997 Universal Pensions, Inc., Brainerd, MN 56401

          ---------------------------------------------------------------
          FOR MORE INFORMATION

          If you have questions regarding the set up of your Seligman SIMPLE IRA Plan, or need additional information, please contact Seligman Retirement Services at (800) 445-1777.
          ---------------------------------------------------------------